UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2005

NASTECH PHARMACEUTICAL COMPANY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of Principal Executive Offices)	98021 (Zip Code)

(425) 908-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On June 3, 2005, Nastech Pharmaceutical Company Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with Dr. Steven C. Quay, its Chairman of the Board, President and Chief Executive Officer, for a term of four years ending December 31, 2009.

     Pursuant to the Agreement, Dr. Quay will be entitled to annual base compensation of $500,000 in 2006, with an annual increase in base compensation of at least five percent for each year thereafter. Effective January 1, 2005, Dr. Quay’s incentive cash compensation under the Agreement is limited to fifty percent of his annual base compensation for the year, with the actual amount to be determined by the board of directors or the compensation committee of the board of directors.

     Under the Agreement, Dr. Quay will be granted 168,000 shares of restricted common stock, par value $0.006 per share (the “Common Stock”), and options to purchase 600,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant, which is expected to be the date of the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held on July 20, 2005 (the “Approval Date”). The 600,000 options will have a term of 10 years running from the Approval Date, and will vest in four equal annual installments beginning on the first anniversary of the Approval Date. The 168,000 shares of restricted stock will vest in four equal annual installments beginning on the first anniversary of the Approval Date. In the event that Dr. Quay’s employment is terminated for any reason, each option granted to Dr. Quay pursuant to the Agreement which is vested as of the date of such termination (or becomes vested as a result of such termination) shall remain exercisable for the remainder of its term, rather than expiring within the otherwise applicable exercise period (generally ninety (90) days) provided for in the event of termination of employment under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), pursuant to which Plan such options and restricted Common Stock will be awarded.

     The effectiveness of the Agreement is expressly conditioned on stockholder approval at the Annual Meeting of amendments to the 2004 Plan to increase the number of shares authorized thereunder by 750,000 shares, from 600,000 shares to 1,350,000 shares and to increase the individual limit on the total number of shares of common stock of the Company with respect to which awards may be granted to any one employee of the Company during any calendar year by the same amount from 100,000 shares to 850,000 shares.

     In connection with the foregoing, the Company hereby files the following document:

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated June 3, 2005 by and between Nastech Pharmaceutical Company Inc. and Steven C. Quay, M.D., Ph.D.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.
Dated: June 9, 2005	By:	/s/ Gregory L. Weaver
Gregory L. Weaver
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated June 3, 2005 by and between Nastech Pharmaceutical Company Inc. and Steven C. Quay, M.D., Ph.D.